EXHIBIT 32.1
CERTIFICATION
Pursuant to 18 United States Code § 1350
Each of the undersigned hereby certifies that the Annual Report on Form 10-K for the year ended December 31, 2024 of Zurn Elkay Water Solutions Corporation (the "Company") filed with the Securities and Exchange Commission on or about the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 10, 2025

By:	/s/ TODD A. ADAMS
Name:	Todd A. Adams
Title:	Chairman of the Board and Chief Executive Officer

Date: February 10, 2025

By:	/s/ DAVID J. PAULI
Name:	David J. Pauli
Title:	Chief Financial Officer

This certification accompanies the Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.